Exhibit 10.3

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of August 2, 2005 to the Credit Agreement referenced below is by and among FTI Consulting, Inc., a Maryland corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, $225 million in credit facilities have been established in favor of the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of November 28, 2003 among the Borrower, the Guarantors, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments. The Credit Agreement is amended in the following respects:

2.1 In Section 1.01, the following definitions are added to read as follows:

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date (other than (i) the Subordinated Indebtedness and (ii) Funded Indebtedness that is not secured by a Lien on any Property of the Borrower or any Subsidiary) to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

“Convertible Senior Subordinated Note” means any of the up to $150 million in aggregate principal amount of the Borrower’s 3.75% Convertible Senior Subordinated Notes due 2012 issued by the Borrower pursuant to the Convertible Senior Subordinated Note Indenture, as amended, modified, supplemented and extended from time to time in a manner permitted hereunder.

“Convertible Senior Subordinated Note Documents” means, collectively, the Convertible Senior Subordinated Notes, the Convertible Senior Subordinated Note Indenture and each other document, agreement and instrument governing or evidencing any of the Convertible Senior Subordinated Notes.

“Convertible Senior Subordinated Note Indenture” means the Indenture dated as of August 2, 2005 among the Borrower, the guarantors named therein and Wilmington Trust Company, as Trustee, as amended, modified, supplemented and extended from time to time in a manner permitted hereunder.

“Senior Note” means any of the up to $200 million in aggregate principal amount of the Borrower’s 7.625% Senior Notes due 2013 issued by the Borrower pursuant to the Senior Note Indenture, as amended, modified, supplemented and extended from time to time in a manner permitted hereunder.

“Senior Note Documents” means, collectively, the Senior Notes, the Senior Note Indenture and each other document, agreement and instrument governing or evidencing any of the Senior Notes.

“Senior Note Indenture” means the Indenture dated as of August 2, 2005 among the Borrower, the guarantors named therein and Wilmington Trust Company, as Trustee, as amended, modified, supplemented and extended from time to time in a manner permitted hereunder.

“Subordinated Indebtedness” means the Indebtedness arising under the Convertible Senior Subordinated Notes.

2.2 In the definition of “Change of Control” in Section 1.01 of the Credit Agreement, the “.” at the end of clause (b) is replaced with “; or” and a new clause (c) is added thereto to read as follows:

(c) the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, any of the Senior Note Documents or the occurrence of a “Fundamental Change” under, and as defined in, any of the Convertible Senior Subordinated Note Documents.

2.3 In the definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement, clause (iii) is amended to read as follows:

(iii) Restricted Payments for such period (other than Restricted Payments made during the twelve months following the date of the Second Amendment to this Agreement in an aggregate amount up to $125.9 million)

2.4 In the definition of “Permitted Acquisitions” in Section 1.01 of the Credit Agreement, the phrase “occurring after the Closing Date” is amended to read “occurring after the date of the Second Amendment to this Agreement”.

2.5 Section 2.05(b) of the Credit Agreement is amended to read as follows:

(i) Aggregate Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii) Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions to the extent (A) such Net Cash Proceeds are not reinvested in the same or similar Property within 180 days of the date of such Disposition and (B) the aggregate amount of such Net Cash Proceeds not reinvested in accordance with the foregoing clause (A) shall exceed $2,500,000 in any fiscal year. Such prepayment shall be due immediately upon the expiration of the 180 day period set forth in clause (A) (to the extent such prepayment exceeds the threshold in clause (B)) and shall be applied as set forth in clause (v) below.

(iii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.6 A new section 6.25 is added to the Credit Agreement to read as follows:

6.25 Subordination.

(a) The Obligations constitute “Senior Debt” under the Convertible Senior Subordinated Note Documents.

(b) The Obligations constitute “Designated Senior Debt” under the Convertible Senior Subordinated Note Documents.

(c) No obligations (other than the Obligations and the Senior Notes) constitute “Designated Senior Debt” under the Convertible Senior Subordinated Note Documents.

2.7 The following paragraph is added to the end of Section 7.12 of the Credit Agreement:

Notwithstanding anything herein to the contrary, if any Subsidiary that is not a Guarantor (including any Foreign Subsidiary and FTI Capital Advisors, LLC) provides a Guarantee in respect of any of the Senior Notes or the Convertible Senior Subordinated Notes, the Borrower shall cause such Subsidiary to, concurrent with providing the Guarantee in respect of such Indebtedness, (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(d) and (f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

2.8 In Section 8.03 of the Credit Agreement, the “and” after clause (h) is deleted, clause (i) is deleted and new clauses (i), (j) and (k) are added thereto to read as follows:

(i) Indebtedness arising under the Senior Note Documents in an aggregate outstanding principal amount not to exceed $200 million;

(j) Indebtedness arising under the Convertible Senior Subordinated Note Documents in an aggregate outstanding principal amount not to exceed $150 million; and

(k) Guarantees with respect to Indebtedness permitted by this Section 8.03.

2.9 In Section 8.09 of the Credit Agreement, the “or” at the end of clause (3) is replaced with “,”, the “.” at the end of clause (4) is replaced with “or” and a new clause (5) is added to read as follows:

(5) the Senior Note Documents and the Convertible Senior Subordinated Note Documents.

2.10 Section 8.11(a) of the Credit Agreement is amended to read as follows:

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.25:1.0.

2.11 Section 8.11(c) of the Credit Agreement is amended to read as follows:

(c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.5:1.0.

2.12 A new clause (d) is added to section 8.11 of the Credit Agreement to read as follows:

(d) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.0:1.0.

2.13 Section 8.12 of the Credit Agreement is amended to read as follows:

8.12 Subordinated Indebtedness.

(a) Amend or modify any of the terms of any of the Senior Notes or any Subordinated Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Borrower or any Subsidiary (including any amendment or modification that would shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto).

(b) Amend or modify any of the subordination provisions of any Subordinated Indebtedness.

(c) Make (or give any notice with respect thereto) any optional, mandatory or other non-scheduled payment on, or prepayment, redemption, acquisition for value (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of, any of the Senior Notes or any Subordinated Indebtedness, other than (i) the conversion into cash of the outstanding principal amount of any Convertible Senior Subordinated Notes upon the occurrence of a Sale Price Condition (as defined in the Convertible Senior Subordinated Note Indenture), (ii) the conversion into cash of up to $12,500,000 in the aggregate of the outstanding principal amount of any Convertible Senior Subordinated Notes upon the occurrence of a Trading Price Condition (as defined in the Convertible Senior Subordinated Note Indenture) and (iii) the conversion into cash of the outstanding principal amount of any Convertible Senior Subordinated Notes at any time on or after June 15, 2012; or

(d) Make any principal or interest payments in respect of any Subordinated Indebtedness in violation of the subordination provisions of the Convertible Senior Subordinated Note Documents.

2.14 In Section 9.01 of the Credit Agreement, the “.” at the end of clause (k) is replaced with “; or”, and a new clause (l) is added thereto to read as follows:

(l) Subordinated Indebtedness.

(i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, any Senior Note Document or any Convertible Senior Subordinated Note Document;

(ii) any of the Obligations for any reason shall fail to be “Senior Debt” (or any comparable term) under, and as defined in, any Convertible Senior Subordinated Note Document;

(iii) any Indebtedness other than the Obligations and the Senior Notes shall constitute “Designated Senior Debt” (or any comparable term) under, and as defined in, any Convertible Senior Subordinated Note Document; or

(iv) the subordination provisions of any Convertible Senior Subordinated Note Document shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Indebtedness.

3. Representations and Warranties. Each Loan Party represents and warrants that, after giving effect to this Amendment, each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

4. Reaffirmation of Guaranty. Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge it’s obligations under the Loan Documents.

5. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this

Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

6. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Loan Parties and the Required Lenders.

(b) Senior Notes and Convertible Senior Subordinated Notes.

(i) The Senior Note Documents and the Convertible Senior Subordinated Note Documents shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

(ii) Receipt by the Administrative Agent of evidence that the Borrower has received gross proceeds of at least $300 million from the issuance by the Borrower of the Senior Notes and Convertible Senior Subordinated Notes.

(iii) Receipt by the Administrative Agent of copies, certified by an Executive Officer of the Borrower to be true and correct, of the Senior Note Documents and the Convertible Senior Subordinated Note Documents, each as originally executed and together with schedules and exhibits.

(c) Repayment in Full of Term Loans. The Borrower shall have (or will concurrent with the advance of the Senior Notes and the Convertible Senior Subordinated Notes on the date hereof) repaid the Term Loans in full.

(d) Fees.

(i) Receipt by the Administrative Agent, for the benefit of each Lender that approves the amendment, of a fee equal to fifteen basis points (0.15%) on such Lender’s Revolving Commitment.

(ii) Receipt by the Administrative Agent of all other fees and expenses owing in connection with this Amendment.

7. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	FTI CONSULTING, INC., a Maryland corporation

	By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	Chief Financial Officer and Executive Vice President

GUARANTORS:

FTI, LLC,

a Maryland limited liability company

FTI REPOSITORY SERVICES, LLC,

a Maryland limited liability company

LEXECON, LLC,

a Maryland limited liability company

TECHNOLOGY & FINANCIAL CONSULTING, INC.,

a Texas corporation

TEKLICON, INC.,

a California corporation

FTI CAMBIO LLC,

a Maryland limited liability company

	By:	/S/ THEODORE I. PINCUS
	Name:	Theodore I. Pincus
	Title:	Treasurer of each of the Guarantors

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/S/ LAURA B. SCHMUCK
	Name:	Laura B. Schmuck
	Title:	Agency Officer Assistant Vice President

[SIGNATURE PAGES CONTINUE]

LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/S/ MICHAEL J. LANDINI
	Name:	Michael J. Landini
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/S/ DAVID L. DRIGGERS
	Name:	David L. Driggers
	Title:	Managing Director

SUNTRUST BANK

	By:	/S/ MICHAEL PUGSLEY
	Name:	Michael Pugsley
	Title:	Director

COMERICA BANK

	By:	/S/ ERICA M. KRZEMINSKI
	Name:	Erica M. Krzeminsky
	Title:	Account Officer

SOVEREIGN BANK

	By:	/S/ ERIC RITTER
	Name:	Eric Ritter
	Title:	AVP

NATIONAL CITY BANK

	By:	/S/ HEATHER M. MCINTYRE
	Name:	Heather M. McIntyre
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

	By:	/S/ FRANK A. PUGLIESE
	Name:	Frank A. Pugliese
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/S/ RICHARD J. POPP
	Name:	Richard J. Popp
	Title:	Vice President